CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement of BlackRock Long-Term Municipal Advantage Trust on Form N-2 (Securities Act Registration No. 333-129767 and Investment Company Act Registration No. 811-21835) of our report dated January 6, 2006 relating to the financial statements of BlackRock Long-Term Municipal Advantage Trust as of January 4, 2006 appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 11, 2006